EXHIBIT 99.5
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                    GIVE THE
                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
- ------------------------------------------------------------
1. An individual's account          The individual
2. Two or more individuals          The actual owner of the
   (joint account)                  account or, if combined
                                    funds, the first
                                    individual on the
                                    account(1)
3. Husband and wife (joint          The actual owner of the
   account)                         account or, if joint
                                    funds, either person(1)
4. Custodian account of a           The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint           The adult or, if the
   account)                         minor is the only
                                    contributor, the
                                    minor(1)
6. Account in the name of           The ward, minor, or
   guardian or committee for a      incompetent person(3)
   designated ward, minor, or
   incompetent person
7. a. The usual revocable           The grantor-trustee(1)
      savings trust account
      (grantor is also
      trustee)
b. So-called trust account          The actual owner(1)
   that is not a legal or
   valid trust under State law
- ------------------------------------------------------------
                                    GIVE THE EMPLOYER
                                    IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT:          NUMBER OF--
- ------------------------------------------------------------
8. Sole proprietorship account      The owner(4)
9. A valid trust, estate, or        The legal entity (Do not
   pension trust                    furnish the identifying
                                    number of the personal
                                    representative or
                                    trustee unless the legal
                                    entity itself is not
                                    designated in the
                                    account title.)(5)
10. Corporate account               The corporation
11. Religious, charitable, or       The organization
    educational organization
    account
12. Partnership account held        The partnership
    in the name of the
    business
13. Association, club, or           The organization
    other tax-exempt
    organization
14. A broker or registered          The broker or nominee
    nominee
15. Account with the                The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State or
    local government, school
    district, or prison) that
    receives agricultural
    program payments

- --------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

 If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service.

   To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

 Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

 . A foreign government or a political subdivision, agency or instrumentality thereof.

 . An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.

 . A foreign central bank of issue.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

 Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxypayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                             YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE

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